Exhibit (11) under N-1A
                                                  Exhibit 23 under 601/Reg SK


                              DELOITTE & TOUCHE


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Trustees and Shareholders of FEDERATED INCOME TRUST:

We consent to the use in Post-Effective Amendment No. 25 to Registration Statement (No. 2-75366) of Federated Income Trust of our report dated March 15, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.



By: DELOITTE & TOUCHE LLP
       Deloitte & Touche LLP

Pittsburgh, Pennsylvania